                                                                   EXHIBIT 10.7

[OZ LOGO]



OZ hf.
Snorrabraut 54
105 Reykjavik


                               EMPLOYMENT CONTRACT


OZ hf., Snorrabraut 54 Reykjavik, identification number 591291-3009 and Skuli Valberg Olafsson, Miohusum 7, Kt. 010766-4519, hereinafter referred to as employee, have agreed to the following employment contract:

A.   SPECIAL TERMS

OZ hf. hereby employs employee as Managing Director of OZ hf in Iceland and Chief Operating Officer (COO) of OZ.COM in a full time 100% position. Employees supervisor is the CEO of OZ.COM.

Monthly compensation will be ISK 750.000.

Employee has the right to purchase 200.000 shares of OZ.COM for the next 3 years according to the Company's Employee Stock Option Plan.

Employee receives an automobile for personal use valued at ca. ISK 3.000.000 to be leased by the Company.

In case of termination by the Company employee receives 6 months base salary. All other benefits under this contract terminate as of date of termination.

The special terms of this chapter supersede the general terms of chapter B.

Employment Contract

1.   KAUP

Manaoarlaun starfsmanns eru fost heildarlaun fyrir starfio og er pvi ekki greitt serstaklega fyrir yfirvinnu eoa veittar serstakar uppbaetur, svo sem orlofs- eoa desemberuppbot.

Laun skulu tekin til endurskoounar a 6 manaoa fresti, i januar og juli hvert ar, og skal vio pa endurskooun taka mio af almennum launabreytingum svo sem vegna kjarasamninga stettarfelaga eoa breytinga a visitolu.

Se einhverra hluta vegna, svo sem vio upphaf starfs, starfslok eoa vegna launalauss leyfis, aoeins unnio hluta ur manuoi er greitt hlutfallslega mioao vio fjolda unninna daga sem hlutfall af fjolda virkra daga i viokomandi manuoi.

Laun greioast manaoarlega eftir a, fyrsta virkan dag naesta manaoar. Starfsmaour skal gefa OZ hf upplysingar um vioskiptareikning i bankastofnun sem laun skulu leggjast inn a.

2.   Vinnutimi

Vinnuskylda er ao lagmarki 40 klukkustundir a viku mioao vio 5 virka daga i viku. Hlutfallslega par af beri almennan fridag upp a virkum degi.

Almennir fridagar eru allir helgidagarpjookirkjunnar, sumardagurinn fyrsti,
1. mai, 17. juni og fyrsti manudagur i agust. Beri aofangadag og gamlarsdag upp a virkan dag teljastpeir sem halfur fridagur hvor.

Vinnudagur skal hefjast fyrir kl. 10:00 ardegis og standa ao lagmarki til kl. 16:00 siodegis, enda se ekki serstaklega um annao samio vio yfirmann. A timabilinu fra kl. 10:00 til 16:00 eru vioveruskylda a vinnustao ogpvi porf a sampykki yfirmanns seporf a fjarveru apessum tima.

Oski yfirmaour eftir ao starfsmaour vinni lengur en til kl. 23 pannig ao ekki naist ao lagmarki 11 stunda hvild fyrir upphaf naesta vinnudags, ma starfsmaour fresta pvi ao hefja storf naesta dag par til 11 stunda hvild er nao.

Oski yfirmaour eftir ao starfsmaour vinni yfirvinnu, skal starfsmanni veittur launaour fridagur fyrir hverjar 6 klukkustundir sem unnar eru umfram 50 stunda vinnuviku eoa hlutfallslega par af beri fridag upp a virkum degi. pessir fridagar skulu teknir i samraoi vio yfirmann.

Starfsmanni er skylt ao fylla skilmerkilega ut vinnuskyrslu fyrir hverja viku og senda yfirmanni til staofestingar i upphafi naestu vinnuviku.

3.   Matartimar

Matartimi i hadegi skal vera 1/2 klukkustund a timabilinu 12:00 til 13:00 og telst hann til venjulegs vinnutima.

Vinni starfsmaour yfirvinnu fra kl. 18:00 til kl. 21:00 a hann rett a 1/2 klukkustund i kvoldmat a timabilinu 19:00 til 20:00 og skal maturpa vera tiltaekur a vinnustao.

4.   Orlof

Orlof skal vera tveir dagar fyrir hvern unninn manuo a sioasta orlofsari og reiknast halfur manuour eoa meira heill manuour, en skemmri timi telst ekki meo

Orlof skal avallt tekio i samraoi vio yfirmann.

Veikist starfsmaour i orlofi pao alvarlega ao hann geti ekki notio orlofsins, skal hann a fyrsta degi, tilkynna OZ hf. um veikindin og hja hvaoa laekni hann hyggst fa laeknisvottoro. Geri hann pao og standi veikindin samfellt lengur en prja solarhringa, a starfsmaour rett a uppbotarorlofi jafn langan tima og veikindin sannanlega voruou. Undir framangreindum kringumstaeoum skal starfsmaour avallt faera sonnur a veikindi sin meo laeknisvottoroi. OZ hf. a rett a ao lata laekni vitja starfsmanns er veikst hefur i orlofi.

Faeoingarorlof allt ao 6 manuoum telst til unnins tima vio utreikning orlofsrettar.


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Employment Contract


Ao ooru leyti fer um orlof skv. logum um orlof nr. 30/1987.

5.   Serstakar skyldur

Starfsmaour skal sinna peim storfum sem yfirmaour felur honum.

An fyrirfram gefins sampykkis OZ hf skal starfsmanni i oheimilt ao starfa hja oorum vinnuveitanda eoa ao oorum launuoum verkefnum.

I 6 manuoi frapvi ao raoningarsambandi vio OZ hf lykur er starfsmanni oheimilt ao leita eftir vioskiptum vio vioskiptavini OZ hf. eoa bjooa oorum starfsmonnum OZ hf. storf annarsstaoar.

Oll gogn og upplysingar, i hvaoa formi sempaer kunna ao vera, svo sem baekur, skyrslur, spjaldskrar, vinnugogn ofl., hvort sem eru a tolvutaeku formi eoa ekki og vioskiptasambond sem starfsmaour aflar eoa kemst yfir i starfi sinu hja OZ hf. eoa fyrirtaekjum i eigu OZ hf., eru eign OZ hf. eoa fyrirtaekja OZ hf. og skulu skilinpar eftir ef starfsmaourinn haettir storfum. Starfsmenn vio grafiska honnun skulupo eiga rett til eignareintaka af myndverkum sem peir skapa i storfum sinum fyrir OZ hf. Notkun slikra eignareintaka skal takmarkast vio einkasyningar og notkun til kynningar a eigin haefni,p.e. til geymslu i ferilskra.

Starfsmaour skal gaeta fyllstu pagmaelsku um hvaoeina er hann verour askynja um starfsemi OZ hf i starfi sinu. Pagnarskyldan gildir eins pott raoningarsamband se ekki lengur fyrir hendi. Starfsmanni er oheimilt ao tja sig um malefni OZ hf., starfsmenn eoa eigendur, i fjolmiolum eoa a annan opinberan mata eftir ao hann laetur af storfum hja OZ hf. OZ hf. skal bundinn sams konar skyldu gagnvart starfsmanni.

Starfmanni er ljost ao allar upplysingar, hugmyndir, vinnuaoferoir, vinnuskipulag, oll verkefni, lokio og olokio, aaetlanir eoa framtioarmarkmio og hvaoeina annao sem felur i ser veromaeti fyrir OZ hf. er atvinnuleyndarmal og eign OZ hf. Ipvi felst ao starfsmanni er meo ollu oheimilt ao ljostra upp eoa hagnyta a nokkurn hatt, i hverjum tilgangi sem pao kann ao vera slik atvinnuleyndarmal eoa aora serstaka vitneskju um starfsemi eoa vioskipti OZ. hf. eoa fyrirtaekja i eigu OZ. hf., sem hann hefur oolast i starfi sinu fyrir OZ. hf. og brotio getur i baga vio hagsmuni OZ hf.

Ao ooru leyti fer um meofero trunaoarupplysinga eftir reglum OZ hf. a hverjum tima.

Brjoti starfsmaour paer serstoku skyldur sem her er lyst meoan vinnusambandio er i gildi, skal teljast um verulega vanefnd ao raeoa sem heimili OZ hf riftun a samningnum.

6.   Hugverkarettur

Verk starfsmanns ipagu OZ hf. samkvaemt samningipessum eru eign OZ hf. Gildirpao jafnt hvort um er ao raeoa verk sem hofundarettur naer til, sbr. b-lio 42.gr. hofundarlaga nr. 73/1972, uppfinningu sem vernduo verour meo einkaleyfi, hugmynd, aofero, atvinnuleyndarmal eoa hvers konar hugverk sem starfsmaourproar eoa vinnur ao samkvaemt samningipessum. Starfsmanni er ljost ao oll slik verk veroa orjufanlegur hluti annarrar framleioslu OZ hf.

Starfsmanni skal skylt ao veita OZ hf pa aostoo sem yfirmaour starfsmanns eoa stjornendur OZ hf kjosa til verndar hofundaretti hvar sem er i heiminum, hvort sem er meo skraningu einkaleyfa eoa a annan hatt. OZ hf er samkvaemt pessu heimil hver su nyting a afuroum starfsmanns i vinnu fyrir OZ hf sem stjornendur pess meta retta, p. a m. til breytinga.

Starfsmanni skal, ao osk yfirmanns, skylt ao aostooa vio breytingar a forriti eoa annarri afuro starfa sinna fyrir OZ hf.

7.   Vinna utan vinnustaoar

Se vinna unnin utan vinnustaoar greioir OZ hf. feroakostnao fra vinnustao til afangastaoar og til baka, hotelkostnao og dagpeninga fyrir hvern dag feroarinnar. Dagpeningar eru til greioslu faeois og feroakostnaoar a vioverustao og fer upphaeo dagpeninga eftir reglum OZ hf. hverju sinni.

Starfsmaour skal sjukra-, slysa-, feroa-, og farangurstryggour a feroum sinum a vegum OZ hf. skv. reglum OZ hf. hverju sinni.

Employment Contract


8.   Greioslur launa i slysa- og veikindatilfellum

Forfallist starfsmaour fra vinnu vegna slysa vio vinnuna, a beinni leio til eoa fra vinnu, eoa vegna atvinnusjukdoma, sem orsakast af henni, skal hann fa greidd laun fyrir dagvinnu i allt ao 3 manuoi samkvaemt peim samningi sem viokomandi tok laun eftir.

Launagreioslum til starfsmanns i veikindaforfollum hans skal a 1. ari haga pannig ao tveir dagar greioast fyrir hvern unnin manuo. Eftir eitt ar i starfi skal haga launagreioslum til starfsmanns i veikindaforfollum hans pannig, ao tveir manuoir greioast a hverjum 12 manuoum. Eftir fimm ar i starfi skal haga launagreioslum til starfsmanns i veikindaforfollum hans pannig, ao 4 manuoir greioast a hverjum 12 manuoum. Eftir 10 ar i starfi skulu launagreioslur vera i 6 manuoi a hverjum 12 manuoum.

Ef starfsmaour veikist og getur af peim sokum ekki sott vinnu, skal hann pegar tilkynna pao yfirmanni sinum sem akveour hvort laeknisvottoros skuli krafist. OZ hf. greioir laeknisvottoro i pessu tilviki.

Starfsmaour a rett a faeoingarorlofi samkvaemt logum nr. 57 fra 1987 um faeoingarorlof asamt sioari breytingum. Um greioslur i faeoingarorlofi fer samkvaemt akvaeoum laga um almannatryggingar.

Eftir 2 ara starf teljast fjarvistir vegna faeoingarorlofs allt ao 6 manuoum til starfstima vio mat a veikindarretti.

Foreldri, eoa forraoamaour barns, skal eftir fyrsta starfsmanuo heimilt ao verja samtals 7 vinnudogum a hverju tolf manaoa timabili, til aohlynningar sjukum bornum sinum undir 13 ara aldri og halda dagvinnulaunum sinum, enda veroi annarri umonnun ekki komio vio.

9.   Lifeyrissjooir

Um lagmarksiogjald til lifeyrissjoos fer samkvaemt akvaeoum laga um skyldutryggingu lifeyrisrettinda og starfsemi lifeyrissjooa, nr. 129 fra 1997. Lifeyrissjoosiogjald starfsmanns, sem dregio er af launum hans og lifeyrissjoosiogald sem greitt er af OZ hf., skal greitt til pess lifeyrissjoos sem starfsmaourinn kys, enda starfi sjoourinn samvkaemt reglugero staofestri af fjarmalaraouneytinu og starfsmaour eigi ekki skylduaoild ao oorum lifeyrissjooi.

10.  Uppsagnarfrestur

Uppsogn skal vera skrifleg og se uppsagnarfrestur einn manuour eoa lengri skal hann bundinn vio manaoamot.

Eftir 2 ara starf teljast fjarvistir vegna faeoingarorlofs allt ao 6 manuoum til starfstima vio mat a uppsagnarfresti

Pessi uppsagnarakvaeoi gildapo ekki ef starfsmaour synir vitaveroa vanraekslu i starfi sinu eoa OZ hf. gerist brotlegt gagnvart starfsmanni.

11.  Annao

Efni pessa samnings eru trunaoarmal. OZ hf. leggur aherslu a aopeir seu ekki raeddir vio aora, hvorki innan fyrirtaekis ne utan.

Risi agreiningur um samning pennan ma bera hann undir Heraosdom Reykjavikur.


Reykjavik, ___________________.


Fyrir hond OZ hf.                       Starfsmaour


____________________________________    ______________________________________

[OZ LOGO]

OZ hf.
Snorrabraut 54
105 Reykjavik

                               EMPLOYMENT CONTRACT


OZ hf., Snorrabraut 54 Reykjavik, identification number 591291-3009 and

Skuli Valberg Olafsson, Miohusum 7, Kt. 010766-4519, hereinafter referred to as employee,

have agreed to the following employment contract:

A. SPECIAL TERMS

OZ hf. hereby employs employee as Managing Director of OZ hf in Iceland and Chief Operating Officer (COO) of OZ.COM in a full time 100% position. Employees supervisor is the CEO of OZ.COM.

Monthly compensation will be ISK 750.000.

Employee has the right to purchase 200.000 shares of OZ.COM for the next 3 years according to the Company's Employee Stock Option Plan.

Employee receives an automobile for personal use valued at ca. ISK 3.000.000 to be leased by the Company.

In case of termination by the Company employee receives 6 months base salary. All other benefits under this contract terminate as of date of termination.


The special terms of this chapter supersede the general terms of chapter B.


OZ hf.                            Confidential                            page 1

Employment Contract


B. GENERAL TERMS

1. Wages

Employee's monthly compensation as stated above will be considered the total compensation for such position and no further wages or bonuses will be paid.

Wages will be reevaluated every six months, in January and July of each year. Such reevaluation shall be based upon general changes in salaries due to new agreements made by labor unions or due to changes in price indexes.

If, due to any reason, such as at the beginning or termination of employment or due to unpaid leave of absence, the employee works only a part of a month, the employee will receive relative compensation based on the number of days worked in proportion to the number of work days in the month in question.

Wages will be paid monthly on the first work day of the succeeding month. The employee shall give OZ hf. information about the bank and account, which the compensation shall be paid into.

2. Workdays and working hours

The employee shall work a minimum of 40 hours per week based on 5 workdays per week, Monday through Friday, less any general holidays occurring on a workday.

General holidays are all legal holidays, The First Day of Summer, 1st of May, 17th of June and the First Monday of August. If the 24th of December and the 31st of December occur on a workday each will be considered as half a working day.

If not otherwise approved by a supervisor, the employee shall work from 10 AM the latest each workday morning and remain on site at least until 4 PM. The employee's supervisor must approve any absence during this time.

The employee shall in the beginning of each week file a detailed work-report accounting for the hours worked during the previous week. The employee shall directly turn such work-report in to his supervisor for confirmation purposes.

3. Lunch and dinner breaks

Lunchtime will be 1/2 an hour, any time between 12 PM and 1 PM. Lunchtime is included in the calculation of working hours.

The employee has the right to a dinner break, included in the calculation of working hours, if he works overtime between 6 PM and 9 PM. Meals will in such case be provided at the work site between 7 PM and 8 PM.

4. Vacation

Vacation shall be two days for every full month worked during the previous year. Half a month or more shall be considered as a full month but less than half a month will not be considered at all.

Use of vacation days shall always subject to prior approval by supervisor.

The employee shall, if he can not enjoy his vacation due to serious illness, notify OZ hf. of his sickness and inform the corporation of the name of the doctor, which he intends to ask for a health certificate to certify



OZ hf.                            Confidential                            page 2

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Employment Contract


his illness. If the employee remains sick continuously for 72 hours following such notification, the employee has the right to extra vacation days corresponding to the consecutive days of illness. Under these conditions the employee must always prove his illness by referring to a health certificate. If the employee becomes ill during vacation, OZ hf. has the right to have a doctor verify the employee's condition.

Leave of absence due to childbirth, up to a maximum of six months, will be considered as workdays when vacation rights are calculated.

Vacation rights will otherwise depend on the Vacation Act no. 30/1987.

5. Special duties and obligations

The employee shall fulfill his duties as instructed by his supervisor at all times. OZ hf. has the right to direct the employee from one project to another and/or transfer the employee from one department to another as considered necessary by the corporation's supervisors.

Without OZ's hf. approval, the employee shall not work for other employers or receive any compensation for work elsewhere.

During the period of six months following the termination or completion of this contract, the employee shall not seek the business of OZ's clients or offer employment elsewhere to any current employees of OZ hf.

Any data, material, papers or information, in any form whatsoever, such as books, reports, data sheets, working material, and so forth, that have been stored digitally, printed, or are kept in any other form, or business relationships that the employee obtains or comes by during his employment by OZ hf., are exclusive possessions of OZ hf. Employee must under all conditions leave such material in the possession of OZ at the completion or termination of his employment. However, employees working as graphical designers, have the right to withhold a copy of their own work of authorship, for the sole purpose of demonstrating to others their prior work as designers.

The employee is bound to secrecy as regards everything he learns about OZ hf.'s operations during his employment for OZ hf. Such obligation of secrecy remains also after the termination or completion of the employee's employment with OZ hf. The employee is prohibited to discuss, divulge, or disclose any matters affecting or relating to the business OZ hf., its employees or owners, publicly or to any member of the mass media after the termination or completion of this contract. OZ hf. shall be bound to the same kind of secrecy towards the employee.

The employee agrees that all information, ideas, work methods, work processes, all projects whether in process or completed, plans or future goals, and everything else which has any value for OZ hf., is a trade secret and the sole property of OZ hf. For that reason the employee is strictly prohibited to disclose or use in any way, for any purpose whatsoever, such trade secrets or any other specific knowledge of OZ hf.'s trade or operations or any businesses owned by OZ hf., which he has learned of during his employment for OZ hf.

In addition to the terms stated in this contract the special policies and procedures issued by OZ hf. regarding the treatment of confidential information bind the employee.

Violation of the terms set out above will be considered a material breach of this contract and will, not exclusive of other sanctions, entitle OZ hf. to immediate termination of this contract.



OZ hf.                            Confidential                            page 3

Employment Contract


6.  Intellectual property rights

Any intellectual property made by the employee for OZ hf. under the duration of this contract is and shall be the sole property of OZ hf. That applies to any copyright in correspondence and according to Article b-42 of the Copyright Act no. 73/1972, any invention which can be protected by patent, ideas, methods, trade secrets, or any other intellectual property rights that the employee works with under this contract. The employee agrees that any such work will be an undivided part of OZ hf.'s production and its exclusive property.

The employee shall assist OZ hf. in any way OZ hf. sees fit and necessary to protect any intellectual property rights, such as copyrights or patent rights, anywhere in the world. Accordingly OZ hf. has the right to use in any way OZ chooses, including changing or adding to, any product or idea produced by the employee during the course of employment.

Employee shall, pursuant to OZ hf.'s request, assist with all changes made to software or any other product made by the employee during his employment for OZ hf.

7. Travel expenses

OZ hf. will reimburse employee for any and all necessary, customary, and usual expenses incurred by him while traveling for and on behalf of OZ hf. pursuant to OZ hf.'s directions. The amount of expenses paid is subject to policy rules issued by OZ hf.

Employee shall receive health-, accident- and travel insurance while traveling on behalf of OZ hf., subject to policy rules issued by OZ hf.

8. Accident or illness.  Compensation

If employee can not work, as result of an accident that occurred while he was performing his duties as employee, on his way to or from work, or because of a occupational hazard, he shall receive compensation in the form of normal months wages according to this contract for the maximum time period of three months.

Employee's compensation during time of illness shall be; during the first year of employment: two days wages for every one month of work; after one year of employment: two months wages for every 12 months of work after five years of employment: four months for every 12 months of work; and after ten years of employment: 6 months for every 12 months of work.

Employee shall notify OZ hf. if he becomes ill and can not perform his duties according to this contract. OZ hf. then decides if employee must provide a health certificate, which in such case will be paid by OZ hf.

Employee has the right to leave in case of childbirth in accordance with Act no. 57/1987 on Leave Due to Childbirth as amended. In such case employee has the right to payments in accordance with the Social Security Act.

After two years of employment, leave due to childbirth up to the time period of six months, will be considered as time of employment with respect to rights to compensation during time of illness.

If the employee is a parent or a custodian of a child, he has the right to leave up to a total of seven working days for every twelve months of employment with full compensation as stated above, if necessary to nurse his sick child of twelve years old or younger.


OZ hf.                            Confidential                            page 4

Employment Contract


9. Pension Fund

Payments to a pension fund will be made in accordance with law no. 129/1997. The employee's premium, deducted from the compensation stated above in Article 1, and the premium paid by OZ hf., shall be paid to the pension fund chosen by the employee, provided that the pension fund operates in accordance with a directive approved by the Ministry of Finance and the employee is not obliged to pay to another pension fund.

10. Option to terminate

During the first three months of employment, both parties have the option to terminate this contract with one week's prior notice. After the first three months of employment and for the next three months thereafter both parties have the right to terminate this contract with one month's prior notice. After six months of employment, both parties have the right to terminate this contract with three month's prior notice.

Notice of termination shall be in writing. After six months of employment, notice of termination shall be effective as of the beginning of the next month following OZ's receipt of the notice of termination.

After two years of employment, leave due to childbirth up to a maximum of six months, will be counted as workdays in determining the necessary notice for termination of employment.

These provisions, concerning the option to terminate will not be binding in case of serious misconduct on behalf of the employee while performing his duties as employee or in case of misconduct by OZ hf. towards the employee.

11. Miscellaneous

This contract shall remain confidential. OZ hf. emphasizes that no subject matter of this contract shall be disclosed or discussed with others, whether within the company or elsewhere.

The City Court of Reykjavik may resolve any controversy arising under this contract.




Reykjavik, Iceland.



On behalf of OZ hf.:                      Employee:


SKULI MOGENSEN                            /s/ SKULI VOLBERG OLAFSSON
-----------------------------------       --------------------------------------


OZ hf.                            Confidential                            page 5